EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-37811 of Texas Petrochemical Holdings, Inc. on Form S-1 of our report dated August 4, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
September 28, 1998